Exhibit 99.1

Tenet Reports Third Quarter 2022 Results;
Announces $1 Billion Share Repurchase Program
•Net income from continuing operations available to common shareholders in third quarter 2022 was $131 million, or $1.16 per diluted share

•Adjusted diluted earnings per share from continuing operations1 of $1.44 in third quarter 2022

•Consolidated Adjusted EBITDA1 in third quarter 2022 of $841 million

•Third Quarter 2022 USPI Adjusted EBITDA grew 16.4% over third quarter 2021

•Same-facility system-wide ambulatory surgical cases were flat compared to third quarter 2021; Same-hospital adjusted admissions decreased 0.7% versus third quarter 2021

•Board of Directors has authorized a $1 billion share repurchase program

•FY 2022 Adjusted EBITDA Outlook range revised to $3.375 billion to $3.475 billion, a ~1% change to the mid-point of the previous Outlook range

DALLAS — October 20, 2022 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2022.

“During the third quarter, we worked to continue to recover from our cyber attack and dealt with a very active COVID spike among our employees, but the operating discipline across our business units allowed us to adapt to the environment and drive strong results,” said Saum Sutaria, M.D., Chief Executive Officer of Tenet. “Our business continues to generate strong free cash flow, enabling us to authorize a share repurchase program that balances our uses of capital with investments to grow the business and debt retirement.”

Tenet’s results for third quarter 2022 versus third quarter 2021 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share results)	2022	2021	2022	2021
Net operating revenues	$4,801	$4,894	$14,184	$14,629
Net income available to Tenet common shareholders from continuing operations	$131	$448	$308	$665
Net income available to Tenet common shareholders from continuing operations per diluted share	$1.16	$4.12	$2.81	$6.13
Adjusted EBITDA[1]	$841	$855	$2,572	$2,466
Adjusted diluted earnings per share from continuing operations[1]	$1.44	$1.99	$4.86	$4.88

•Net income from continuing operations available to the Company’s common shareholders in third quarter 2022 was $131 million, or $1.16 per diluted share, versus $448 million, or $4.12 per diluted share, in third quarter 2021.
•Third quarter 2021 included a pre-tax gain of $409 million ($279 million after-tax, or $2.57 per diluted share) associated with the divestiture of the Company's Miami-area hospitals.
•The Company recognized additional income tax expense in three and nine months ended September 30, 2022 of approximately $40 million, or $0.36 per diluted share, and $116 million, or $1.03 per diluted share, respectively, as a result of the interest expense limitation regulations. The Company did not have any interest expense limited during 2021.
•Adjusted EBITDA in third quarter 2022 was $841 million compared to $855 million in third quarter 2021, reflecting strong growth at USPI, $54 million of grant income recognized in third quarter 2022, and a $45 million gain on the sale of a substantial portion of the Company's interest in assets of a group purchasing organization the Company has an affiliation with, partially offset by pandemic-related challenges to volumes and contract labor costs.

Balance Sheet and Cash Flows

•In the year ended December 31, 2020, the Company received approximately $1.5 billion of Medicare advance payments from CMS related to the pandemic. The Company completed the repayment of the advances as of September 30, 2022. $880 million of the Medicare advances were repaid in the nine months ended September 30, 2022 by the Company, and $616 million of these advances were repaid during the year ended December 31, 2021.
•Cash flows provided by operating activities for the nine months ended September 30, 2022 were $662 million ($1.542 billion excluding $880 million of repayments associated with Medicare advances) versus $1.211 billion for the nine months ended September 30, 2021 ($1.537 billion excluding $326 million of repayments associated with Medicare advances).
•The Company produced free cash flow1 of $190 million for the nine months ended September 30, 2022 ($1.070 billion excluding repayments of Medicare advances).

•The Company's Board of Directors has authorized a $1 billion share repurchase program that expires December 31, 2024. Repurchases will be made at management's discretion from time to time in the open market or through privately negotiated transactions, subject to market conditions and other relevant factors.
•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA1 was 3.87x at September 30, 2022 compared to 3.92x at June 30, 2022 and 4.07x at December 31, 2021.
•The Company had no outstanding borrowings on its $1.5 billion line of credit as of September 30, 2022.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of September 30, 2022, USPI had interests in 440 ambulatory surgery centers (292 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. Results for the nine months ended September 30, 2021 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). For all periods prior to June 30, 2022, the Company owned 95 percent of the voting stock of USPI.

	Three Months Ended September 30,		Nine Months Ended September 30,
Ambulatory segment results ($ in millions)	2022	2021	2022	2021
Revenues
Net operating revenues	$806	$666	$2,315	$1,976
Same-facility system-wide net patient service revenues[2]	$1,536	$1,491	$4,474	$4,263
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	—%	6.8%	2.4%	20.4%
Same-facility system-wide surgical cases on same-business day basis[2]	—%	6.8%	1.9%	21.0%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA	$319	$274	$920	$826
Adjusted EBITDA margin	39.6%	41.1%	39.7%	41.8%
Adjusted EBITDA less facility-level NCI	$208	$178	$605	$534
Adjusted EBITDA less total NCI	$208	$173	$596	$520

•Third quarter 2022 net operating revenues increased 21.0% compared to third quarter 2021 driven by service line growth, additional revenues associated with the SurgCenter Development (SCD) acquisition completed in December 2021 and improved pricing yield.
•Surgical business same-facility system-wide net operating revenues increased 3.0% in third quarter 2022 compared to third quarter 2021, with cases flat and net revenue per case up 3.0%.
•Adjusted EBITDA was $319 million in third quarter 2022 compared to $274 million in third quarter 2021, driven by the SCD acquisition, as well as new service line growth and improved pricing yield.

Hospital Operations and Other (Hospital) Segment

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

	Three Months Ended September 30,		Nine Months Ended September 30,
Hospital segment results ($ in millions)	2022	2021	2022	2021
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,778	$4,030	$11,221	$12,072
Grant income	$54	$2	$150	$30
Same-hospital net patient service revenues[3]	$3,425	$3,599	$10,217	$10,498
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	(5.3)%	2.6%	(6.1)%	1.1%
Adjusted admissions[4]	(0.7)%	4.4%	(2.5)%	3.2%
Outpatient visits (including outpatient ER visits)	(6.9)%	15.3%	(5.5)%	18.1%
Emergency Room visits (inpatient and outpatient)	(4.1)%	25.0%	3.8%	6.5%
Hospital surgeries	(3.6)%	1.0%	(4.1)%	8.8%
Adjusted EBITDA
Adjusted EBITDA	$432	$496	$1,377	$1,379
Adjusted EBITDA margin	11.4%	12.3%	12.3%	11.4%

•Third quarter 2022 net operating revenues declined 6.3% from third quarter 2021 due to the sale of the Company’s Miami-area hospitals in third quarter 2021 and pandemic-related volume challenges, partially offset by improved pricing yield.
•Same-hospital net patient service revenue per adjusted admission decreased 4.2% year-over-year for third quarter 2022 primarily due to lower COVID-related acuity and lower COVID volumes, partially offset by improved pricing yield. COVID admissions were 6% of total admissions in the third quarter of 2022 versus 10% in the third quarter of 2021.
•Third quarter 2022 adjusted EBITDA and adjusted EBITDA margin reflect higher contract labor costs and premium pay due to the pandemic, partially offset by continued strength in patient acuity due to the Company's focus on growing higher acuity services, grant income of $54 million, and a $45 million gain on sale described above, as well as improved pricing yield and cost efficiency actions.
•The Company recognized $6 million of insurance proceeds in third quarter 2022 associated with the previously disclosed cybersecurity incident.

Conifer Segment

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers, and other clients.

	Three Months Ended September 30,		Nine Months Ended September 30,
Conifer segment results ($ in millions)	2022	2021	2022	2021
Net operating revenues	$333	$314	$990	$943
Adjusted EBITDA	$90	$85	$275	$261
Adjusted EBITDA margin	27.0%	27.1%	27.8%	27.7%

•Third quarter 2022 net operating revenues increased 6.1%, primarily due to contractual rate increases and new business expansion. Third quarter 2022 net operating revenues from external clients increased 9.6% over third quarter 2021.
•Third quarter 2022 adjusted EBITDA increased 5.9% due to revenue growth and continued effective cost management.

2022 Outlook1

Tenet’s Outlook for full year 2022 (consolidated and by segment) and fourth quarter 2022 follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2022 Outlook	Fourth Quarter 2022 Outlook
Net operating revenues	$19,000 to $19,200	$4,816 to $5,016
Income from continuing operations available to Tenet common stockholders	$366 to $441	$58 to $133
Adjusted EBITDA	$3,375 to $3,475	$803 to $903
Adjusted EBITDA margin	17.8% to 18.1%	16.7% to 18.0%
Diluted income per common share from continuing operations	$3.34 to $4.02	$0.51 to $1.19
Adjusted net income from continuing operations	$650 to $710	$112 to $172
Adjusted diluted earnings per share from continuing operations	$5.88 to $6.42	$1.00 to $1.54
Equity in earnings of unconsolidated affiliates	$215 to $235	$64 to $84
Depreciation and amortization	$840 to $860	$212 to $232
Interest expense	$885 to $895	$214 to $224
Net income available to NCI	$580 to $600	$162 to $182
Weighted average diluted common shares	~112 million	~111 million
NCI cash distributions	$550 to $570
Effective tax rate[5]	~25%
Net cash provided by operating activities	$1,025 to $1,300
Adjusted net cash provided by operating activities	$1,250 to $1,500
Capital expenditures	$725 to $775
Free cash flow	$300 to $525
Free cash flow excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,308 to $1,533
Adjusted free cash flow – continuing operations	$525 to $725
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,533 to $1,733

Ambulatory Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$3,200 to $3,250
Adjusted EBITDA	$1,310 to $1,340
Total NCI (Facility level and Baylor University Medical Center through June 30, 2022)	$465 to $475
Adjusted EBITDA less total NCI	$845 to $865
Changes versus prior year[6]:
Surgical cases volumes	Up 2.0% to 3.0%
Net revenues per surgical case	Up 2.5% to 3.0%

Hospital Segment ($ in millions)	FY 2022 Outlook
Net operating revenues (prior to inter-segment eliminations)	$14,955 to $15,075
Adjusted EBITDA	$1,705 to $1,765
NCI	$40 to $45
Changes versus prior year[6]:
Inpatient admissions	(5.5)% to (4.5)%
Adjusted admissions	(2.5)% to (1.5)%

Conifer Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$1,310 to $1,340
Adjusted EBITDA	$360 to $370
NCI	$75 to $80

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s third quarter 2022 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on October 21, 2022. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 20, 2022.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended
December 31, 2021, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Footnotes

1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our 2022 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2020 through September 30, 2022. Amounts associated with physician practices are excluded. Prior-period same-hospital net patient service revenues and volume changes have been recast to reflect only the continuously operated facilities since January 1, 2020.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: adjusted pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Adjusted Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow, and Free Cash Flow and Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Third Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2022	%	2021	%	Change
Net operating revenues	$4,801	100.0%	$4,894	100.0%	(1.9)%
Grant income	54	1.1%	3	0.1%	1,700.0%
Equity in earnings of unconsolidated affiliates	51	1.1%	45	0.9%	13.3%
Operating expenses:
Salaries, wages and benefits	2,230	46.4%	2,209	45.1%	1.0%
Supplies	817	17.0%	827	16.9%	(1.2)%
Other operating expenses, net	1,018	21.3%	1,051	21.5%	(3.1)%
Depreciation and amortization	209	4.4%	209	4.3%
Impairment and restructuring charges, and acquisition-related costs	24	0.5%	15	0.3%
Litigation and investigation costs	12	0.2%	29	0.6%
Net gains on sales, consolidation and deconsolidation of facilities	—	—%	(412)	(8.4)%
Operating income	596	12.4%	1,014	20.7%
Interest expense	(222)		(227)
Other non-operating income, net	6		7
Loss from early extinguishment of debt	—		(20)
Income from continuing operations, before income taxes	380		774
Income tax expense	(112)		(197)
Income from continuing operations, before discontinued operations	268		577
Discontinued operations:
Income from operations	—		1
Income from discontinued operations	—		1
Net income	268		578
Less: Net income available to noncontrolling interests	137		129
Net income available to Tenet Healthcare Corporation common shareholders	$131		$449
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$131		$448
Income from discontinued operations, net of tax	—		1
Net income available to Tenet Healthcare Corporation common shareholders	$131		$449
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.21		$4.18
Discontinued operations	—		0.01
	$1.21		$4.19
Diluted
Continuing operations	$1.16		$4.12
Discontinued operations	—		0.01
	$1.16		$4.13
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,923		107,050
Diluted	109,888		108,761

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2022	%	2021	%	Change
Net operating revenues	$14,184	100.0%	$14,629	100.0%	(3.0)%
Grant income	154	1.1%	53	0.4%	190.6%
Equity in earnings of unconsolidated affiliates	151	1.1%	141	1.0%	7.1%
Operating expenses:
Salaries, wages and benefits	6,538	46.1%	6,690	45.8%	(2.3)%
Supplies	2,413	17.0%	2,490	17.0%	(3.1)%
Other operating expenses, net	2,966	20.9%	3,177	21.7%	(6.6)%
Depreciation and amortization	628	4.4%	654	4.5%
Impairment and restructuring charges, and acquisition-related costs	97	0.7%	55	0.4%
Litigation and investigation costs	50	0.4%	64	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	—	—%	(427)	(2.9)%
Operating income	1,797	12.7%	2,120	14.5%
Interest expense	(671)		(702)
Other non-operating income, net	6		16
Loss from early extinguishment of debt	(109)		(74)
Income from continuing operations, before income taxes	1,023		1,360
Income tax expense	(297)		(303)
Income from continuing operations, before discontinued operations	726		1,057
Discontinued operations:
Income from operations	1		—
Income from discontinued operations	1		—
Net income	727		1,057
Less: Net income available to noncontrolling interests	418		392
Net income available to Tenet Healthcare Corporation common shareholders	$309		$665
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$308		$665
Income from discontinued operations, net of tax	1		—
Net income available to Tenet Healthcare Corporation common shareholders	$309		$665
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$2.86		$6.23
Discontinued operations	0.01		—
	$2.87		$6.23
Diluted
Continuing operations	$2.81		$6.13
Discontinued operations	0.01		—
	$2.82		$6.13
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,732		106,727
Diluted	112,288		108,465

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,208	$2,364
Accounts receivable	2,826	2,770
Inventories of supplies, at cost	394	384
Income tax receivable	4	—
Other current assets	1,566	1,557
Total current assets	5,998	7,075
Investments and other assets	3,312	3,254
Deferred income taxes	55	65
Property and equipment, at cost, less accumulated depreciation and amortization	6,291	6,427
Goodwill	9,979	9,261
Other intangible assets, at cost, less accumulated amortization	1,441	1,497
Total assets	$27,076	$27,579

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$131	$135
Accounts payable	1,240	1,300
Accrued compensation and benefits	781	896
Professional and general liability reserves	279	254
Accrued interest payable	249	203
Contract liabilities	111	959
Other current liabilities	1,485	1,362
Total current liabilities	4,276	5,109
Long-term debt, net of current portion	14,962	15,511
Professional and general liability reserves	804	791
Defined benefit plan obligations	400	421
Deferred income taxes	235	36
Contract liabilities – long-term	14	15
Other long-term liabilities	1,810	1,439
Total liabilities	22,501	23,322
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,068	2,203
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,771	4,877
Accumulated other comprehensive loss	(229)	(233)
Accumulated deficit	(905)	(1,214)
Common stock in treasury, at cost	(2,410)	(2,410)
Total shareholders’ equity	1,235	1,028
Noncontrolling interests	1,272	1,026
Total equity	2,507	2,054
Total liabilities and equity	$27,076	$27,579

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Nine Months Ended
(Dollars in millions)	September 30,
	2022	2021
Net income	$727	$1,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	628	654
Deferred income tax expense	208	183
Stock-based compensation expense	47	43
Impairment and restructuring charges, and acquisition-related costs	97	55
Litigation and investigation costs	50	64
Net gains on sales, consolidation and deconsolidation of facilities	—	(427)
Loss from early extinguishment of debt	109	74
Equity in earnings of unconsolidated affiliates, net of distributions received	14	10
Amortization of debt discount and debt issuance costs	23	25
Pre-tax income from discontinued operations	(1)	—
Net gains from the sale of investments and long-lived assets	(115)	(16)
Other items, net	12	(7)
Changes in cash from operating assets and liabilities:
Accounts receivable	(39)	(202)
Inventories and other current assets	89	(111)
Income taxes	(59)	67
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(942)	(149)
Other long-term liabilities	(28)	8
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(157)	(116)
Net cash used in operating activities from discontinued operations, excluding income taxes	(1)	(1)
Net cash provided by operating activities	662	1,211
Cash flows from investing activities:
Purchases of property and equipment	(472)	(354)
Purchases of businesses or joint venture interests, net of cash acquired	(224)	(64)
Proceeds from sales of facilities and other assets	209	1,235
Proceeds from sales of marketable securities, long-term investments and other assets	61	18
Purchases of marketable securities and equity investments	(68)	(23)
Other items, net	(8)	(10)
Net cash provided by (used in) investing activities	(502)	802
Cash flows from financing activities:
Repayments of borrowings	(2,786)	(3,183)
Proceeds from borrowings	2,020	1,413
Debt issuance costs	(24)	(15)
Distributions paid to noncontrolling interests	(432)	(316)
Proceeds from the sale of noncontrolling interests	16	14
Purchases of noncontrolling interests	(61)	(19)
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	—	(8)
Other items, net	(49)	(53)
Net cash used in financing activities	(1,316)	(2,167)
Net decrease in cash and cash equivalents	(1,156)	(154)
Cash and cash equivalents at beginning of period	2,364	2,446
Cash and cash equivalents at end of period	$1,208	$2,292
Supplemental disclosures:
Interest paid, net of capitalized interest	$(601)	$(664)
Income tax payments, net	$(148)	$(54)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30,		September 30,
	2022	2021	2022	2021
Net operating revenues (1) :
Ambulatory Care	$806	$666	$2,315	$1,976
Hospital Operations and other (prior to inter-segment eliminations)	3,778	4,030	11,221	12,072
Conifer
Tenet	116	116	342	362
Other clients	217	198	648	581
Total Conifer revenues	333	314	990	943
Inter-segment eliminations	(116)	(116)	(342)	(362)
Total	$4,801	$4,894	$14,184	$14,629

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$49	$43	$143	$130
Hospital Operations and other	2	2	8	11
Total	$51	$45	$151	$141

Adjusted EBITDA (including grant income):
Ambulatory Care	$319	$274	$920	$826
Hospital Operations and other	432	496	1,377	1,379
Conifer	90	85	275	261
Total	$841	$855	$2,572	$2,466

Adjusted EBITDA margins (including grant income):
Ambulatory Care	39.6%	41.1%	39.7%	41.8%
Hospital Operations and other	11.4%	12.3%	12.3%	11.4%
Conifer	27.0%	27.1%	27.8%	27.7%
Total	17.5%	17.5%	18.1%	16.9%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	39.6%	40.8%	39.6%	40.0%
Hospital Operations and other	10.0%	12.3%	10.9%	11.2%
Conifer	27.0%	27.1%	27.8%	27.7%
Total	16.4%	17.4%	17.0%	16.4%

Capital expenditures:
Ambulatory Care	$18	$14	$58	$49
Hospital Operations and other	143	95	405	295
Conifer	4	2	9	10
Total	$165	$111	$472	$354

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$131	$449	$309	$665
Net income from discontinued operations	—	1	1	—
Net income from continuing operations	131	448	308	665
Less: Impairment and restructuring charges, and acquisition-related costs	(24)	(15)	(97)	(55)
Litigation and investigation costs	(12)	(29)	(50)	(64)
Net gains on sales, consolidation and deconsolidation of facilities	—	412	—	427
Loss from early extinguishment of debt	—	(20)	(109)	(74)
Tax impact of above items	5	(116)	26	(98)
Adjusted net income available from continuing operations to common shareholders	$162	$216	$538	$529

Diluted earnings per share from continuing operations	$1.16	$4.12	$2.81	$6.13
Less: Impairment and restructuring charges, and acquisition-related costs	(0.22)	(0.14)	(0.86)	(0.51)
Litigation and investigation costs	(0.11)	(0.27)	(0.45)	(0.59)
Net gains on sales, consolidation and deconsolidation of facilities	—	3.79	—	3.94
Loss from early extinguishment of debt	—	(0.18)	(0.97)	(0.68)
Tax impact of above items	0.05	(1.07)	0.23	(0.91)
Adjusted diluted earnings per share from continuing operations	$1.44	$1.99	$4.86	$4.88

Weighted average basic shares outstanding (in thousands)	107,923	107,050	107,732	106,727
Weighted average dilutive shares outstanding (in thousands)	109,888	108,761	112,288	108,465

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$131	$449	$309	$665
Less: Net income available to noncontrolling interests	(137)	(129)	(418)	(392)
Income from discontinued operations, net of tax	—	1	1	—
Income from continuing operations	268	577	726	1,057
Income tax expense	(112)	(197)	(297)	(303)
Loss from early extinguishment of debt	—	(20)	(109)	(74)
Other non-operating income, net	6	7	6	16
Interest expense	(222)	(227)	(671)	(702)
Operating income	596	1,014	1,797	2,120
Litigation and investigation costs	(12)	(29)	(50)	(64)
Net gains on sales, consolidation and deconsolidation of facilities	—	412	—	427
Impairment and restructuring charges, and acquisition-related costs	(24)	(15)	(97)	(55)
Depreciation and amortization	(209)	(209)	(628)	(654)
Adjusted EBITDA	$841	$855	$2,572	$2,466

Net operating revenues	$4,801	$4,894	$14,184	$14,629

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.7%	9.2%	2.2%	4.5%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	17.5%	17.5%	18.1%	16.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2022
	Q3	YTD
Net cash provided by operating activities	$315	$662
Purchases of property and equipment	(165)	(472)
Free cash flow	150	190
Add back: Medicare Advance Repayments	405	880
Free cash flow, excluding repayment of Medicare Advances	$555	$1,070

Net cash used in investing activities	$(302)	$(502)
Net cash used in financing activities	$(156)	$(1,316)

Net cash provided by operating activities	$315	$662
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(59)	(157)
Net cash used in operating activities from discontinued operations	(1)	(1)
Adjusted net cash provided by operating activities from continuing operations	375	820
Purchases of property and equipment	(165)	(472)
Adjusted free cash flow – continuing operations	210	348
Add back: Medicare Advance Repayments	405	880
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$615	$1,228

(Dollars in millions)	2021
	Q3	YTD
Net cash provided by operating activities	$432	$1,211
Purchases of property and equipment	(111)	(354)
Free cash flow	321	857
Add back: Medicare Advance Repayments	174	326
Free cash flow, excluding repayment of Medicare Advances	$495	$1,183

Net cash provided by investing activities	$997	$802
Net cash used in financing activities	$(1,331)	$(2,167)

Net cash provided by operating activities	$432	$1,211
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(31)	(116)
Net cash used in operating activities from discontinued operations	(1)	(1)
Adjusted net cash provided by operating activities from continuing operations	464	1,328
Purchases of property and equipment	(111)	(354)
Adjusted free cash flow – continuing operations	353	974
Add back: Medicare Advance Repayments	174	326
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$527	$1,300

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Fourth Quarter 2022		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$58	$133	$367	$442
Net income from discontinued operations, net of tax	—	—	1	1
Net income from continuing operations	58	133	366	441
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(63)	(43)	(210)	(190)
Loss from early extinguishment of debt(2)	—	—	(109)	(109)
Tax impact of above items	9	4	35	30
Adjusted net income available from continuing operations to common shareholders	$112	$172	$650	$710

Diluted earnings per share from continuing operations	$0.51	$1.19	$3.34	$4.02
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.57)	(0.39)	(1.88)	(1.70)
Loss from early extinguishment of debt	—	—	(0.97)	(0.97)
Tax impact of above items	0.08	0.04	0.31	0.27
Adjusted diluted earnings per share from continuing operations	$1.00	$1.54	$5.88	$6.42

Weighted average basic shares outstanding (in thousands)	108,000	108,000	108,000	108,000
Weighted average dilutive shares outstanding (in thousands)	111,000	111,000	112,000	112,000

(1)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2022.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Fourth Quarter 2022		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$58	$133	$367	$442
Less: Net income available to noncontrolling interests	(162)	(182)	(580)	(600)
Net income from discontinued operations, net of tax	—	—	1	1
Income tax expense	(83)	(103)	(380)	(400)
Interest expense	(224)	(214)	(895)	(885)
Loss from early extinguishment of debt(1)	—	—	(109)	(109)
Other non-operating income (expense), net	(1)	4	5	10
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(63)	(43)	(210)	(190)
Depreciation and amortization	(212)	(232)	(840)	(860)
Adjusted EBITDA	$803	$903	$3,375	$3,475

Income from continuing operations	$58	$133	$366	$441
Net operating revenues	$4,816	$5,016	$19,000	$19,200
Net income available to Tenet Healthcare Corporation common shareholders as a % of operating revenues	1.2%	2.7%	1.9%	2.3%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.7%	18.0%	17.8%	18.1%

(1)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2022.

(2)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2022
	Low	High
Net cash provided by operating activities	$1,025	$1,300
Purchases of property and equipment – continuing operations	(725)	(775)
Free cash flow – continuing operations	300	525
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Free cash flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,308	$1,533

Net cash provided by operating activities	$1,025	$1,300
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(225)	(200)
Adjusted net cash provided by operating activities – continuing operations	1,250	1,500
Purchases of property and equipment – continuing operations	(725)	(775)
Adjusted free cash flow – continuing operations(2)	525	725
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,533	$1,733
(1)    The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.